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                                                                      EXHIBIT 10

                                 AMENDMENT NO. 1
                                     TO THE
                    RESTATED AND AMENDED EMPLOYMENT AGREEMENT

     This Amendment No. 1 to the Restated and Amended Employment Agreement between Leggett & Platt, Incorporated (the "Company") and Felix E. Wright (the "Executive") is made as of October 1, 2002.

                                    RECITALS
                                    --------

     The Company and the Executive entered into a Restated and Amended Employment Agreement as of March 1, 1999 (the "Employment Agreement"). The Compensation Committee of the Company's Board of Directors approved certain amendments to the Employment Agreement. The Company and the Executive now desire to amend the Employment Agreement as set out below.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, for good and valuable consideration, the Company and the Executive agree as follows:

          1. Section 1 (Employment) of the Employment Agreement, first paragraph, is amended to read in its entirety as follows:

          The Company reaffirms its employment of the Executive as its Chief Executive Officer, and the Executive confirms his employment in that capacity.

          2. Section 2.1 (Term) of the Employment Agreement is amended to read in its entirety as follows:

               The term of this Employment Agreement commenced on May 1, 1981 and shall end on October 1, 2003, unless terminated earlier in accordance with this Agreement. Upon mutual agreement between the Executive and the Company, the term of this Agreement may be extended for up to two additional one-year periods.

          3. Section 3 (Duties and Authority) of the Employment Agreement, second and third paragraphs, are amended to read in their entirety as follows:

          The Executive shall use his best efforts, skills and abilities to promote the Company's interests, shall serve as Chief Executive Officer of the Company, Chairman of the Board (if so elected by the Board), and director (if so elected by the shareholders of the Company), and shall perform such duties consistent with his status as Chairman of the Board and Chief Executive Officer as may be assigned to him by the Board.

          The direction and control exercised by the Board over the Executive shall be such as is customarily exercised by a

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               board of directors over a chairman of the board and chief
               executive officer.

          4. Section 4.1 (Base Salary) of the Employment Agreement, first sentence, is amended to read as follows:

               The Executive's current annual base salary is $770,000.

          5. Section 4.2 (Annual Cash Bonus) of the Employment Agreement, third sentence of the first paragraph, is amended to read in its entirety as follows:

               The Executive's current target percentage is 70%.

          6. Section 6.3 (Amount of Annual Pension Payments) of the Employment Agreement is amended by deleting the first sentence and inserting the following:

               The Executive's annual Pension Payments shall be 45% of his Five-Year Average Compensation. This percentage will increase to 50% if the Executive and the Company agree to extend the Employment Agreement for an additional year (beginning October 1,
               2003) and to 55% if they agree to extend it for a second year (beginning October 1, 2004).

          7. Section 9 (Consulting Agreement) of the Employment Agreement, paragraph (c), is amended to read in its entirety as follows:

          (c) In consideration for the consulting services to be rendered by the Executive, the Company shall pay the Executive during the first and second years of consultation an amount equal to 75% and 60%, respectively, of his Five-Year Average Compensation (as defined in Section 6.3).

IN WITNESS WHEREOF, the Company and the Executive have signed this Amendment No. 1 as of the date first above written.

Executive                                         Leggett & Platt, Incorporated

/s/ Felix E. Wright                              By:  /s/ Ernest C. Jett
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Felix E. Wright

                                                 Name:  Ernest C. Jett
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                                                 Title: Vice President
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